Exhibit 10.22


                          NOMINEE LIENHOLDER AGREEMENT
                          ----------------------------

               THIS NOMINEE LIENHOLDER AGREEMENT (this "Agreement") is made as of this 18th day of June, 2003, between Raven Funding LLC, a Delaware limited liability company ("Raven"), as nominee lienholder, and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), a New York banking corporation (the "Indenture Trustee"), as Indenture Trustee.

               WHEREAS, D.L. Peterson Trust, a Delaware statutory trust ("DLPT") executed a Guaranty (the "Guaranty"), dated as of the date hereof, in favor of the Indenture Trustee, pursuant to which DLPT guaranteed the payment of certain amounts payable from amounts available under the Base Indenture (the "Base Indenture"), dated as of June 30, 1999, as amended, between Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), a Delaware limited liability company ("Chesapeake"), as Issuer and the Indenture Trustee, as supplemented by each supplement to the Base Indenture executed in connection with the issuance of any series of Investor Notes, for the benefit of each Investor Noteholder and each other person to whom amounts are payable from amounts on deposit in the Collection Account or any subaccount thereof on any Payment Date (all such Investor Noteholders and other such persons, collectively, the "Secured Parties");

               WHEREAS, DLPT entered into the Security Agreement (the "Security Agreement"), dated as of June 18, 2003, between DLPT and the Indenture Trustee, pursuant to which DLPT granted to the Indenture Trustee a security interest in all Leased Vehicles and Paid in Advance Vehicles allocated to the Lease SUBI from time to time; and

               WHEREAS, Raven, which is noted as the lienholder on the certificates of title for each of the Leased Vehicles and the Paid in Advance Vehicles allocated to the Lease SUBI (collectively, the "Chesapeake Vehicles"), is willing to act as nominee lienholder for the Indenture Trustee;

               NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. Certain Defined Terms. Terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Base Indenture.

               2. Term. This Agreement will commence upon the date hereof and will remain in full force and effect until the termination of the Security Agreement or as otherwise agreed by the parties hereto.

               3. Appointment of Raven as Nominee Lienholder. (a) The Indenture Trustee hereby appoints Raven as nominee lienholder of the Chesapeake Vehicles and Raven hereby agrees to serve as the designated agent of the Indenture Trustee in such capacity as described herein.

               (b) Raven hereby grants to the Indenture Trustee a power of attorney substantially in the form of Exhibit A attached hereto (the "Power of Attorney") to remove the notation of the lien of Raven from the title to any Chesapeake Vehicle in connection with the sale of any Cheasapeake Vehicle or other enforcement of the Security Interest (as defined in the Security Agreement) against any Chesapeake Vehicle pursuant to the Security Agreement. The Indenture Trustee agrees that it will exercise its rights under such Power of Attorney only in connection with the enforcement of the Security Agreement.

               4. Fees and Costs. Raven will be responsible for the payment of any transfer fees, taxes, license fees, registration fees or other similar governmental fees, taxes, costs and expenses in connection with the removal of the notation of Raven's lien on any Chesapeake Vehicle (collectively, "Title Fees and Costs").

               5. Indemnification. (a) Raven hereby agrees to indemnify and hold harmless the Indenture Trustee from and against any damage, loss, liability, expense and tax (including, without limitation, reasonable costs of investigation and attorneys' fees and expenses) (each a "Loss" and collectively, "Losses") arising out of or related to the Chesapeake Vehicles from and after the date hereof, whether due to Raven's appointment as nominee lienholder of such Chesapeake Vehicles, Raven's removal of its name as lienholder on such Chesapeake Vehicles or Raven's performance under this Agreement, including, without limitation, Losses arising out of or related to Raven's failure to pay all Title Fees and Costs pursuant to this Section 5. This indemnity shall survive the termination of this Agreement or the resignation or removal of Raven.

               6. Further Assurances. Each of the parties hereto will, from time to time, execute and deliver such further instruments and render such further assistance as the other party may reasonably request in order to carry out the transactions contemplated herein.

               7. Representations, Warranties and Covenants. Raven represents, warrants and covenants as follows:

               (a) Raven is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. It has all power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

               (b) Raven has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the provisions hereof. The execution, delivery and performance by Raven of this Agreement have been duly authorized by all necessary action on the part of Raven, and this Agreement has been duly executed and delivered by Raven and constitutes the legal, valid and binding obligation of Raven, enforceable against Raven in accordance with its terms, except as the same may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights and (ii) general principles of equity.

               (c) There are no actions, suits, investigations or proceedings pending or, to its knowledge, threatened against Raven before any Governmental Authority which question the validity or enforceability of this Agreement or any action taken or to be taken pursuant hereto, or which, if adversely determined, would materially impair Raven's ability to perform its obligations under this Agreement.

               (d) Neither Raven nor any of its properties or assets are subject to any contract or agreement, any provision of its certificate of formation or its limited liability company agreement, or other restriction, any law or any order, rule, ruling, certificate, license, regulation, judgment, injunction or demand of any country, state, territory or political subdivision thereof or of any court, agency, board, commission, governmental instrumentality or other tribunal or governmental authority which would have a material adverse effect on its ability to perform its obligations under this Agreement. The valid and binding execution and delivery of, and compliance with, this Agreement will not contravene any provision of any presently effective law, rule, regulation, decree, ruling, judgment, order or injunction applicable to or binding upon Raven, the contravention of any of which would materially impair the valid and binding nature of, or its ability to perform, any of its obligations under this Agreement, or conflict with or contravene its certificate of formation or limited liability company agreement.

               8. Entire Agreement. This Agreement and the other agreements specifically referenced herein constitute the entire agreement among the parties hereto and supersede any prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they related in any way to the subject matter hereof.

               9. Succession and Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The parties hereto may not assign either this Agreement or any of their respective rights, interest, or obligations hereunder without the prior written approval of the other party.

               10. Counterparts. This Agreement may be executed in separate counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

               11. Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

               12. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder will be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

               If to the Indenture Trustee:

               JPMorgan Chase Bank
               4 New York Plaza, 6th Floor
               New York, NY 10004
               Facsimile:        (212) 623-5932
               Telephone:        (212) 623-5415

               If to Raven Funding LLC:

               Raven Funding LLC
               307 International Circle
               Hunt Valley, MD  21030
               Attention:        Joseph Weikel
               Facsimile:        (410) 771-2530
               Telephone:        (410) 771-2336


               Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given three (3) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier. Copies of all notices must be sent by first class mail promptly after transmission by facsimile. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein as set forth.

               13. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK.

               14. Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless (i) the same will be in writing and signed by each of the parties hereto and (ii) the Rating Agency Confirmation has been satisfied with respect to such amendment. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               15. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               16. Construction. (a) General. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

               17. Title, Titling. As used in this Agreement, the term "title" refers to a certificate of title or other similar form of vehicle title and is intended by each party hereto to include the terms "vehicle registration" and "vehicle license plate," unless specified otherwise.

Similarly, unless specified otherwise, "titling" will be deemed to include the acts of registering a vehicle, including the registering of the license plates of a vehicle.

               18. Nonpetition Covenants. The Indenture Trustee hereby covenants and agrees that it will not institute against, or join any other person in instituting against Raven any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Nominee Lienholder Agreement as of the date first above written.

                                  JPMORGAN CHASE BANK, as Indenture
                                  Trustee


                                  By:   /s/ Connie Cho
                                     --------------------------------------
                                     Name:  Connie Cho
                                     Title: Trust Officer


                                  RAVEN FUNDING LLC, as Nominee
                                    Lienholder


                                  By:   /s/ Joseph W. Weikel
                                     --------------------------------------
                                     Name:   Joseph W. Weikel
                                     Title:  Manager

                                                                  EXHIBIT A
                                                                  ---------

                                Power of Attorney
                                -----------------


               KNOW ALL MEN BY THESE PRESENTS, that Raven Funding LLC ("Raven") does hereby make, constitute and appoint JPMorgan Chase Bank, as Indenture Trustee its true and lawful Attorney-in-Fact for it and in its name, stead and behalf, to remove on the title to any Chesapeake Vehicle the name of Raven as lienholder with respect to such Chesapeake Vehicle at any time and to execute such other documents and instruments as may be necessary to reflect any such removal of Raven's name as lienholder. This power is limited to the foregoing.

               The powers and authority granted hereunder shall, unless sooner terminated, revoked or extended, cease on the date upon which the Guaranty is no longer in force pursuant to Section 2 of the Guaranty.

               IN WITNESS WHEREOF, Raven Funding LLC has caused this instrument to be executed on its behalf by its duly authorized officer this [____] day of [________], 200[_].

                                          RAVEN FUNDING LLC



                                          By:
                                             ----------------------------------
                                             Name:
                                             Title:


State of _________  )

County of _______   )

               Subscribed and sworn before me, a notary public, in and for said county and state, this [____] day of [______________], 200[_].



                                            -----------------------------------
                                                        Notary Public


                                            My Commission Expires:
                                                                  --------------


                                      A-2